Exhibit 99.1

SAKS INCORPORATED ANNOUNCES APRIL COMPARABLE

STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (May 6, 2010)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $246.9 million for the four weeks ended May 1, 2010 compared to $238.7 million for the four weeks ended May 2, 2009, a 3.4% increase. Comparable store sales increased 3.2% for the month.

For the quarter ended May 1, 2010, owned sales totaled $656.8 million compared to $615.1 million for the quarter ended May 2, 2009, a 6.8% increase. Comparable store sales increased 6.1% for the quarter.

For April, the strongest categories at Saks Fifth Avenue stores were women’s apparel, shoes, handbags, fashion jewelry, and men’s clothing. Saks Direct performed well for the month.

In April, the Company lowered the discount percent on its four-day Friends & Family event from 25% last year to 20% this year and reduced its Triple Points event from four days last year to one day this year.

Saks Incorporated operates 53 Saks Fifth Avenue stores, 55 Saks OFF 5TH stores, and saks.com.

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